Exhibit 32

Chyron Corporation
Certification of
Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2003 of Chyron Corporation (the "Company").

We, Michael Wellesley-Wesley, Chief Executive Officer, and Jerry Kieliszak, Chief Financial Officer, of Issuer, each individually, certify that:

(i) the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 7, 2003

/s/ Michael Wellesley-Wesley
Michael Wellesley-Wesley
President and
Chief Executive Officer

/s/ Jerry Kieliszak
Jerry Kieliszak
Senior Vice President and
Chief Financial Officer

A signed original of this statement required by Section 906 has been provided to Chyron Corporation and will be retained by Chyron Corporation and furnished to the Securities and Exchange Commission or its staff upon request.